Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Salient 3 Communications, Inc. (the "Company") on Form 10-Q for the period ended July 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul
H. Snyder, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley
Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. *

/s/Paul H. Snyder **
-----------------------
Paul H. Snyder
Chief Financial Officer
August 7, 2003

* In lieu of income statements and balance sheets, the Company's Form 10-Q includes statements of net assets in liquidation and statements of changes in net assets in liquidation. The certifications made herein should be construed accordingly.

** A signed original of this written statement required by Section 906 has been provided to Salient 3 Communications, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.